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                                                                  EXHIBIT 4.6(b)



                               FIRST AMENDMENT TO
                        EAST COAST POWER HOLDING COMPANY

                               SECURITY AGREEMENT

                           Dated as of August 13, 1999


                                     made by


                     EAST COAST POWER HOLDING COMPANY L.L.C.

                                   as Grantor,
                                   -----------

                                       to

                              THE BANK OF NEW YORK

                                   as Trustee
                                   ----------


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                               FIRST AMENDMENT TO
                        EAST COAST POWER HOLDING COMPANY
                               SECURITY AGREEMENT


         FIRST AMENDMENT TO SECURITY AGREEMENT ("Amendment") dated August 13, 1999, made by EAST COAST POWER HOLDING COMPANY L.L.C., a Delaware limited liability company (the "Grantor"), to THE BANK OF NEW YORK, a New York banking corporation, in its capacity as trustee (the "Trustee") for the holders from time to time (the "Holders") of the Notes (as defined in the indenture dated as of April 20, 1999 by and among the Company and Trustee (the "Indenture")), issued by East Coast Power L.L.C., a Delaware limited liability company (the "Company") under the Indenture referred to below.

PRELIMINARY STATEMENTS.

         (1) The Grantor and the Trustee have entered into a Security Agreement dated April 20, 1999 (the "Security Agreement").

         (2) Grantor and El Paso Power Services Company ("El Paso") have entered into a Purchase Agreement dated August 2, 1999 whereby El Paso has agreed to purchase certain membership interests in East Coast Power L.L.C. which are the subject to the Security Agreement.

         (3) The Grantor and the Trustee have agreed to amend the Security Agreement to change the description of membership interest which are the subject of the Security Agreement.

         NOW THEREFORE, in consideration of the premises and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Trustee agree as follows:

         SECTION 1. Amendments. Schedule I of the Security Agreement is amended by deleting the current Schedule I and interesting in its place the following:

                                   SCHEDULE I

                                EQUITY INTERESTS

                                                                                   PERCENTAGE OF OUTSTANDING
              ISSUER                            TYPE OF INTEREST                         EQUITY INTEREST
              ------                            ----------------                   -------------------------
        East Coast Power L.L.C.          Class A Limited Liability Company      51% of Class A Limited Liability
                                                 Membership Interest              Company Membership Interests

        East Coast Power L.L.C.              Class B Limited Liability              1% of the Class B Limited
                                                 Company Membership                     Liability Company
                                                      Interest                        Membership Interests


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         SECTION 2. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 3. Governing Law; Entire Agreement. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment constitutes the entire understanding among the Grantor, the Trustee and the Holders of the Notes with respect to the subject matter hereof and supercede any prior agreements, written or oral, with respect thereto.




                          [SIGNATURES BEGIN NEXT PAGE]


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           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                            EAST COAST POWER HOLDING COMPANY L.L.C.

                            By: JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED
                                PARTNERSHIP, its Sole Member

                                By: ENRON CAPITAL MANAGEMENT II LIMITED
                                    PARTNERSHIP, its General Partner

                                    By: ENRON CAPITAL II
                                        CORP., its General Partner


                                        By: /s/ WILLIAM W. BROWN
                                           -------------------------------------
                                        Name: William W. Brown
                                        Title: Vice President

First Amendment to East Coast Power
Holding Company -- Security Agreement [Signature Page - 1]


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                            THE BANK OF NEW YORK, as Trustee


                            By:  /s/ MARY BETH LEWICKI
                               -----------------------------------------------
                            Name:  Mary Beth Lewicki
                            Title:  Vice President

First Amendment to East Coast Power
Holding Company -- Security Agreement     [Signature Page - 2]